EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                   YEAR ENDED
                                   -------------------------------------------
                                   February 3,     January 28,     January 29,
                                      1996            1995            1994
                                   -------------------------------------------
                                      (in thousands, except per share data)

PRIMARY
  Average shares outstanding         10,531          10,411          10,316
  Net effect of dilutive stock
    options -- based on the
    treasury stock method using
    average market price                  0              15               8
                                   -------------------------------------------
                             TOTAL   10,531          10,426          10,324
                                   ===========================================

  Net (loss) earnings               ($8,787)        $20,032         $17,727
  Less: preferred stock dividends         1               8              17
                                   -------------------------------------------
                             TOTAL  ($8,788)        $20,024         $17,710
                                   ===========================================

  Per share amount                   ($0.83)          $1.92           $1.71
                                   ===========================================

FULLY DILUTED
  Average shares outstanding         10,531          10,411          10,316
  Net effect of dilutive stock
    options -- based on the
    treasury stock method using
    the year-end market price,
    if higher than average
    market price                          0              15               9
                                   -------------------------------------------
                             TOTAL   10,531          10,426          10,325
                                   ===========================================

  Net (loss) earnings               ($8,787)        $20,032         $17,727
  Less: preferred stock dividends         1               8              17
                                   -------------------------------------------
                             TOTAL  ($8,788)        $20,024         $17,710
                                   ===========================================

  Per share amount                   ($0.83)          $1.92           $1.71
                                   ===========================================

(1) This calculation is submitted in accordance with the requirements of Regulation S-K although not required by APB Opinion No. 15 because it results in dilution of less than 3%.